UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2006

RESTAURANT ACQUISITION PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52262	56-2518836
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5950 Hazeltine National Drive, Suite 290 Orlando, Florida	32822
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 240-9190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 20, 2006, Restaurant Acquisition Partners, Inc. (the “Company”) concluded the initial public offering (“IPO”) of 3,333,333 units. The units issued in the IPO (the “Units”) consist of one share of common stock, $0.0001 par value per share, and two warrants, each to purchase one share of common stock. The Units were sold at an offering price of $6.00 per Unit. Concurrent with the IPO, the Company completed a private placement to its initial stockholders of 1,500,000 warrants at a purchase price of $0.64 per warrant, or an aggregate of $960,000. The warrants sold in the private placement were identical to the warrants included in the Units, except that such warrants (i) are exercisable on a cashless basis so long as such warrants are held by the Company’s initial stockholders or their affiliates, (ii) have the benefit of separate registration rights under the Securities Act of 1933 and (iii) may not be sold or transferred (with certain exceptions) until 30 days after the Company has completed a business combination. The aggregate gross proceeds from the IPO and the private placement were $19,535,000. Audited financial statements as of December 20, 2006 reflecting receipt of the proceeds upon consummation of the IPO and the private placement have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
99.1	Audited Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTAURANT ACQUISITION PARTNERS, INC.
(Registrant)

Date: January 5, 2007	By:	/s/ Christopher R. Thomas
	Name:	Christopher R. Thomas
	Title:	Chief Executive Officer and President